                                                                     Exhibit 8.1


                                          LATHAM & WATKINS
                                          ATTORNEYS AT LAW
                                    I00I PENNSYLVANIA AVE., N.W.
  PAUL R. WATKINS (I899-I973)                SUITE I300                                   NEW JERSEY OFFICE
    DANA LATHAM (I898-I974)          WASHINGTON, D.C. 20004-2505                          ONE NEWARK CENTER
                                      TELEPHONE (202) 637-2200                      NEWARK, NEW JERSEY 07I0I-3I74
                                         FAX (202) 637-220I                           TELEPHONE (20I) 639-I234
         CHICAGO OFFICE                                                                  FAX (20I) 639-7298
         --------------
    SEARS TOWER, SUITE 5800          ----------------------------
    CHICAGO, ILLINOIS 60606                                                                NEW YORK OFFICE
                                                                                           ---------------
    TELEPHONE (3I2) 876-7700                                                        885 THIRD AVENUE, SUITE I000
       FAX (3I2) 993-9767                                                           NEW YORK, NEW YORK I0022-4802
                                                                                      TELEPHONE (2I2) 906-I200
        HONG KONG OFFICE                                                                 FAX (2I2) 75I-4864
           23RD FLOOR
    STANDARD CHARTERED BANK                                                             ORANGE COUNTY OFFICE
                                                                                        --------------------
            BUILDING                                                              650 TOWN CENTER DRIVE, SUITE 2000
   4 DES VOEUX ROAD CENTRAL,                                                      COSTA MESA, CALIFORNIA 92626-I925
           HONG KONG                                                                  TELEPHONE (7I4) 540-I235
   TELEPHONE + 852-2905-6400                                                             FAX (7I4) 755-8290
      FAX + 852-2905-6940
                                                                                          SAN DIEGO OFFICE
         LONDON OFFICE                                                               70I "B" STREET, SUITE 2I00
        ONE ANGEL COURT                                                           SAN DIEGO, CALIFORNIA 92I0I-8I97
    LONDON EC2R 7HJ ENGLAND                                                           TELEPHONE (6I9) 236-I234
  TELEPHONE + 44-I7I-374 4444                                                            FAX (6I9) 696-74I9
     FAX + 44-I7I-374 4460
                                                                                        SAN FRANCISCO OFFICE
       LOS ANGELES OFFICE                                                         505 MONTGOMERY STREET, SUITE I900
  633 WEST FIFTH STREET, SUITE                                                  SAN FRANCISCO, CALIFORNIA 94III-2562
              4000                                                                    TELEPHONE (4I5) 39I-0600
    LOS ANGELES, CALIFORNIA                                                              FAX (4I5) 395-8095
           9007I-2007
    TELEPHONE (2I3) 485-I234                                                                TOKYO OFFICE
       FAX (2I3) 89I-8763                                                             INFINI AKASAKA, MINATO-KU
                                                                                          TOKYO I07, JAPAN
         MOSCOW OFFICE                                                                TELEPHONE +8I3-3423-3970
    II3/I LENINSKY PROSPECT,                                                             FAX +8I3-3423-397I
           SUITE C200
     MOSCOW, RUSSIA II7I98
   TELEPHONE + 7-503 956-5555
      FAX + 7-503 956-5556


                                  July 24, 1998



Orbital Imaging Corporation
21700 Atlantic Boulevard
Dulles, VA 20166


                  Re:      Registration Statement on Form S-4


Dear Sir or Madam:

                  You have requested our opinion concerning the material federal income tax consequences of the exchange of 11 5/8% Senior Notes due 2005, Series B of Orbital Imaging Corporation (the "Company") which have been registered under the Securities Act of 1933, as amended, for outstanding 11 5/8% Senior Notes due 2005, Series A of the Company, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

                  The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts and subject to the limitations set forth under the caption "U.S. Federal Income Tax Consequences," it is our opinion that the statements in the Registration Statement set forth under the caption "U.S. Federal Income Tax Consequences," to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions, are the material federal income tax consequences of the exchange, ownership and disposition of the Notes, and we hereby confirm the opinions set forth therein. No opinion is expressed as to any matter not discussed therein.

                  This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or

LATHAM & WATKINS

Orbital Imgaging Corporation
July 24, 1998
Page 2


retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

                  This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "U.S. Federal Income Tax Consequences" and "Legal Matters."

                                Very truly yours,


                                /s/ LATHAM & WATKINS